SCAN TO
VIEW MATERIALS & VOTE

UDEMY, INC.
600 HARRISON STREET
3RD FLOOR
SAN FRANCISCO, CA 94107

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [ ], 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/UDMY2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [ ], 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83652-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UDEMY, INC.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

The Board of Directors recommends you vote FOR proposal 1:

	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), dated as of December 17, 2025, by and among Udemy, Inc. ("Udemy"), Coursera, Inc. and Chess Merger Sub, Inc. (the "Udemy Merger Proposal").	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2:

	For	Against	Abstain
2. To approve, on a non-binding advisory basis, certain compensation that may be paid or become payable to Udemy's named executive officers that is based on or otherwise relates to the merger contemplated by the Merger Agreement.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3:

	For	Against	Abstain
3. To approve one or more adjournments of the Special Meeting of Stockholders to a later date or time, if deemed necessary or appropriate, including adjournments to permit the solicitation of additional votes or proxies if there are not sufficient votes cast at the Special Meeting of Stockholders to approve the Udemy Merger Proposal.	☐	☐	☐

NOTE: Such other business as may properly come before the Special Meeting of Stockholders or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [ ], 2026:
The Notice and Proxy Statement are available at www.proxyvote.com.

V83653-TBD

UDEMY, INC.
Special Meeting of Stockholders
[ ], 2026, [ ], Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Hugo Sarrazin, Sarah Blanchard and Kenneth Hirschman, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Udemy, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [ ], Pacific Time on [ ], [ ], 2026, virtually at www.virtualshareholdermeeting.com/UDMY2026SM, and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

Continued and to be signed on reverse side